UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 10, 2004 (February 26, 2004)

INVESTOOLS INC.

Exact Name of Registrant as Specified in its Charter

DELAWARE	0-31226	76-0685039
State of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

5959 CORPORATE DRIVE, SUITE LL 250 HOUSTON, TEXAS		77036
Address of Principal Executive Offices		Zip Code

(281) 588-9700
Registrant’s telephone number,
including area code

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.                                   Acquisition or Disposition of Assets

On February 26, 2004, INVESTools Inc. (the “Company”) announced that it had acquired Service Enhancement Systems, Inc., a California corporation operating under the assumed name 360 Group (“360 Group”), pursuant to the terms of an Agreement and Plan of Merger dated February 26, 2004 (the “Merger Agreement”), by and among, the Company, SES Acquisition Corp, a newly formed subsidiary of the Company (“Merger Sub”), 360 Group, Ted B. Shuel and Jamie Lynn Speas Shuel, as Trustee of The Shuel Family Trust, Scott K. Waltz, individually, Ted B. Shuel, individually and Jamie Lynn Speas Shuel, individually.  360 Group, a San Rafael, California based agency, is a direct marketing company that provides services such as custom database development and management, strategic planning, media and list planning and buying, creative and production services, response management, and analytic services.

Under the terms of the Merger Agreement, 360 Group was merged with and into Merger Sub, with Merger Sub surviving the merger.  As a result of this transaction, all outstanding shares of 360 Group’s common stock were converted into the right to receive an aggregate of 829,645 shares of common stock of the Company, $0.01 par value per share (the “Company Shares”) and $875,002.26 in cash.  The merger consideration paid at closing may be increased or decreased after closing for certain indebtedness and net working capital adjustments provided for in the Merger Agreement.  In addition to the merger consideration paid at closing, the Company will be obligated to pay up to an aggregate of 829,644 Company Shares and $875,004.48 in cash as additional merger consideration in the form of earn out payments if certain future revenue targets are achieved by Merger Sub in 2004 and 2005.  The Company used cash on hand to fund the cash portion of the merger consideration paid at closing.  A copy of the Merger Agreement is attached hereto as Exhibit 2.1.  A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1.

In connection with the merger, Scott K. Waltz, the former Vice President, Client Services of 360 Group, was named Senior Vice President, Chief Marketing Officer of the Company, and Don Klabunde, the former Chief Information Officer of 360 Group, was named Vice President, Chief Information Officer of the Company.  A copy of each of their respective Employment Agreements with the Company are attached hereto as Exhibits 10.1 and 10.2.

The Merger Agreement, Employment Agreements and the press release announcing the merger are incorporated by reference into this Item 2 and the foregoing description of such documents is qualified in its entirety by reference to such exhibits.

Item 7.                                 Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.  The consolidated financial statements required by this Item will be filed by amendment within 60 days after the last date that this Report must be filed with the Securities and Exchange Commission.

(b)         Pro Forma Financial Information.  The pro forma financial information required to be filed by this Item will be filed by amendment within 60 days after the last date that this Report must be filed with the Securities and Exchange Commission.

(c)        Exhibits.  The following Exhibits are filed as part of this report:

2.1                                 Agreement and Plan of Merger dated February 26, 2004, by and among INVESTools Inc., SES Acquisition Corp., Service Enhancement Systems, Inc., Ted B. Shuel and Jamie Lynn Speas Shuel, as Trustee of The Shuel Family Trust, Scott K. Waltz, individually, Ted B. Shuel, individually and Jamie Lynn Speas Shuel, individually

10.1                           Employment Agreement dated February 26, 2004, by and between Scott K. Waltz and INVESTools Inc.

10.2                           Employment Agreement dated February 26, 2004, by and between Don Klabunde and INVESTools Inc.

99.1                           Press Release dated February 26, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTOOLS, INC.

	By:	/s/ Paul A. Helbling
Paul A. Helbling
Chief Financial Officer

Dated: March 10, 2004

INDEX TO EXHIBITS

Exhibit Number	Description

2.1

Agreement and Plan of Merger dated February 26, 2004, by and among INVESTools Inc., SES Acquisition Corp., Service Enhancement Systems, Inc., Ted B. Shuel and Jamie Lynn Speas Shuel, as Trustee of The Shuel Family Trust, Scott K. Waltz, individually, Ted B. Shuel, individually and Jamie Lynn Speas Shuel, individually

10.1	Employment Agreement dated February 26, 2004, by and between Scott K. Waltz and INVESTools Inc.

10.2	Employment Agreement dated February 26, 2004, by and between Don Klabunde and INVESTools Inc.

99.1	Press Release dated February 26, 2004